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                                                                     EXHIBIT 5.3

                                                            October 11, 2002

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Credit Suisse Group Capital (Delaware) LLC I   Credit Suisse Group Capital (Delaware) LLC I
Helvetia Court                                 c/o Chase Manhattan Bank USA, N.A.
South Esplanade                                500 Stanton Christiana Road
St. Peter Port                                 Building 4 (Third Floor)
Guernsey, Channel Islands GY1 3WF              Newark, Delaware 19713
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Credit Suisse Group Finance (Delaware) LLC I
Helvetia Court
South Esplanade
St. Peter Port
Guernsey, Channel Islands GY1 3WF

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              Re:  Credit Suisse Group Capital (Delaware) LLC I;
                   Credit Suisse Group Finance (Delaware) LLC I; and
                   Credit Suisse Group Capital (Delaware) Trust I
                   ------------------------------------------------------------
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Ladies and Gentlemen:

    We have acted as special Delaware counsel for Credit Suisse Group Capital (Delaware) LLC I, a Delaware limited liability company (the "Company"), Credit Suisse Group Finance (Delaware) LLC I, a Delaware limited liability company (the "Finance Company"), and Credit Suisse Group Capital (Delaware) Trust I, a Delaware statutory trust (the "Trust"), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

    For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

        (a) The Certificate of Formation of the Company, dated as of October 2, 2002 (the "Company LLC Certificate"), as filed in the office of the Secretary of State of the State of Delaware (the "Secretary of State") on October 2, 2002;

        (b) The Limited Liability Company Agreement of the Company, dated as of October 2, 2002 (the "Company LLC Agreement"), entered into by Credit Suisse Group, a company incorporated under the laws of Switzerland ("CSG"), to be attached as an exhibit to the Registration Statement (as defined below);

        (c) The Certificate of Formation of the Finance Company, dated as of October 2, 2002 (the "Finance Company LLC Certificate"), as filed in the office of the Secretary of State on October 2, 2002;

        (d) The Limited Liability Company Agreement of the Finance Company, dated as of October 2, 2002 (the "Finance Company LLC Agreement"), entered into by CSG, to be attached as an exhibit to the Registration Statement (as defined below);

        (e) The Certificate of Trust of the Trust (the "Trust Certificate"), as filed in the office of the Secretary of State on October 4, 2002;

        (f) The Trust Agreement of the Trust, dated as of October 4, 2002, between the Company, as grantor, and Chase Manhattan Bank USA, N.A. (the "Trustee"), as trustee of the Trust;

        (g) A form of the Amended and Restated Trust Agreement of the Trust (the "Trust Agreement"), to be entered into among the Company, as grantor, the Trustee, as trustee of the Trust, and CSG, solely for the purposes stated therein, to be attached as an exhibit to the Registration Statement;

        (h) The Registration Statement on Form F-3, Registration No.
                , as filed with the Securities and Exchange Commission on October 11, 2002 (the "Registration Statement"), including a related prospectus (the "Prospectus"), relating to various securities including Company
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    Preferred Securities of the Company (each, a "Company Preferred Security"
    and collectively, the "Company Preferred Securities") and Trust Preferred Securities of the Trust (each, a "Trust Preferred Security" and collectively, the "Trust Preferred Securities");

        (i) A Certificate of Good Standing for the Company, dated October 11, 2002, obtained from the Secretary of State; and

        (j) A Certificate of Good Standing for the Trust, dated October 11, 2002, obtained from the Secretary of State.

        (k) A Certificate of Good Standing for the Finance Company, dated October 11, 2002, obtained from the Secretary of State.

    Initially capitalized terms used herein and not otherwise defined are used as defined in the Company LLC Agreement.

    For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (j) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs
(a) through (j) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own, but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

    With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

    For purposes of this opinion, we have assumed (i) that the Company LLC Agreement constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the admission of members to, and the creation, operation, management and termination of, the Company, and that the Company LLC Agreement and the Company LLC Certificate are in full force and effect and have not been amended, (ii) that the Finance Company LLC Agreement constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the admission of members to, and the creation, operation, management and termination of, the Finance Company, and that the Finance Company LLC Agreement and the Finance Company LLC Certificate are in full force and effect and have not been amended, (iii) that the Trust Agreement constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation, management and termination of the Trust, and that the Trust Agreement and the Trust Certificate are in full force and effect and have not been amended, (iv) except to the extent provided in paragraphs 1, 4 and 5 below, the due creation or the due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its creation or organization or formation, (v) the legal capacity of natural persons who are signatories to the documents examined by us, (vi) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (vii) the due authorization, execution and delivery by all parties thereto of all documents examined by us, (viii) the payment by each person or entity to whom a Company Preferred Security is to be issued by the Company (each, a "Company Preferred Securityholder" and collectively, the "Company Preferred Securityholders") for the Company Preferred Securities acquired by it, in accordance with the Company LLC Agreement and the Registration Statement, (ix) the receipt by each person or entity to whom a Trust Preferred Security is to be issued by the Trust (each, a "Trust Holder" and collectively, the "Trust Holders") of a certificate substantially in the form of the trust certificate attached to the Trust Agreement and the payment for the Trust Preferred Security acquired by it, in accordance with the Trust Agreement and the Registration Statement, (x) that the books and records of the Company set forth the names and addresses of all persons or entities to be admitted as members of the Company and the dollar value of each of the member's contribution to the Company, (xi) that the Company
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Preferred Securities are issued and sold to the Company Preferred
Securityholders in accordance with the Registration Statement and the Company LLC Agreement, and (xii) that the Trust Preferred Securities are issued and sold to the Trust Holders in accordance with the Registration Statement and the Trust Agreement. We have not participated in the preparation of the Registration Statement and assume no responsibility for its contents.

    This opinion is limited to the laws of the State of Delaware (excluding the securities laws and blue sky laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

    Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

        1. The Company has been duly formed and is validly existing in good standing as a limited liability company under the Delaware Limited Liability Company Act (6 DEL. C.' 18-101, ET SEQ.) (the "LLC Act").

        2. The Company Preferred Securities will represent valid and, subject to the qualifications set forth in paragraph 3 below, fully paid and nonassessable limited liability company interests in the Company.

        3. The Company Preferred Securityholders shall not be obligated personally for any of the debts, obligations or liabilities of the Company, whether arising in contract, tort or otherwise solely by reason of being a member of the Company, except as a Company Preferred Securityholder may be obligated to repay any funds wrongfully distributed to it. We note that the Company Preferred Securityholders may be obligated to make payments as set forth in the Company LLC Agreement.

        4. The Finance Company has been duly formed and is validly existing in good standing as a limited liability company under the LLC Act.

        5. The Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act (12 Del. C. 3801, et seq.).

        6. The Trust Preferred Securities will represent valid and, subject to the qualifications set forth in paragraph 7 below, fully paid and nonassessable beneficial interests in the Trust.

        7. The Trust Holders, in their capacity as such, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Trust Holders may be obligated to make payments as set forth in the Trust Agreement.

    We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. We also consent to Cleary, Gottlieb, Steen & Hamilton's relying as to matters of Delaware law upon this opinion in connection with opinions to be rendered by them in connection with the Registration Statement. In addition, we hereby consent to the use of our name under the heading "Validity of the Securities" in the Prospectus. In giving the foregoing consents, we do not thereby admit that we come within the category of persons or entities whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose.

                                          Very truly yours,
                                          Richards, Layton & Finger, P.A.